VYSTAR CORPORATION 8-K

Exhibit 16.1

April 16, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Vystar Corporation’s statements included under Item 4.01 of its Form 8-K filed on April 16, 2018 and we agree with such statements concerning our firm.